SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement                   |_|  Confidential, for
                                                         Use of the Commission
                                                         Only (as permitted by
                                                         Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Pursuant to Rule 14a-12


                                Raytheon Company
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                  (Name of Registrant as Specified In Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:


          ------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:


          ------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


          ------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

          ------------------------------------------------


      (5) Total fee paid:

          ------------------------------------------------


|_|   Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:


      (2) Form, Schedule or Registration Statement No.:


      (3) Filing Party:


      (4) Date Filed:

On February 15, 2001, Raytheon Company issued the following press release:

RAYTHEON ANNOUNCES PLAN TO CASH-OUT HOLDERS OF FEWER THAN 20 SHARES OF COMMON STOCK

    LEXINGTON, Mass., (Feb. 15, 2001) - Raytheon Company (NYSE: RTNA, RTNB) today announced that it plans to effect a transaction that will result in holders of fewer than 20 shares of Raytheon common stock being cashed out of their investment at no cost to the shareholders. The action, which is subject to shareholder approval, will also significantly reduce the company's record keeping and mailing expenses.
    The mechanism by which this will be accomplished, a so-called reverse-forward stock split, would be executed immediately prior to the proposed elimination of the company's dual class capital structure. In the first step, the reverse stock split, each share of Class A or Class B common stock will become 1/20th of a share of the same class. Shareholders with fewer than 20 shares of either class before the reverse split will be left with less than a whole share of that class. Their fractional share will be cashed out.
    Immediately following the reverse split, the company will effect a 20-for-1 forward stock split. The forward stock split will restore shareholders with 20 or more shares of either class to their original position.
    The proposed reverse-forward stock split has been approved by Raytheon's board of directors, and is subject to approval by a majority vote of the holders of the outstanding Class A and Class B common stock, with each class voting separately. The company intends to put the proposal before shareholders at the company's 2001 annual meeting to be held April 25. A complete description of the proposal will be included in the company's 2001 proxy statement and shareholders should read the proxy statement before making any decision with respect to the proposals.
    With headquarters in Lexington, Mass., Raytheon Company is a global technology leader in defense, government and commercial electronics, and business and special mission aircraft.

NOTE: RAYTHEON WILL FILE ITS PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. WE URGE SHAREHOLDERS TO READ THE PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSAL. YOU MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT (WHEN IT IS AVAILABLE) AND OTHER DOCUMENTS FILED BY RAYTHEON WITH THE COMMISSION (INCLUDING DOCUMENTS INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT) AT THE COMMISSION'S WEB SITE AT WWW.SEC.GOV. SHAREHOLDERS OF RAYTHEON MAY ALSO OBTAIN A FREE COPY OF THE PROXY STATEMENT AND THESE OTHER DOCUMENTS BY DIRECTING REQUESTS TO RAYTHEON, ATTENTION: SHAREHOLDER SERVICES.

Forward-looking statement
-------------------------

CERTAIN STATEMENTS MADE IN THIS RELEASE CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 REGARDING THE COMPANY'S FUTURE PLANS, OBJECTIVES, AND EXPECTED PERFORMANCE. SPECIFICALLY, STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS ACCOMPANIED BY WORDS SUCH AS "EXPECT," "INTEND," OR "PLAN" ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS AND CONVEY THE UNCERTAINTY OF FUTURE EVENTS OR OUTCOMES. THE COMPANY CAUTIONS READERS THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON ASSUMPTIONS THAT THE COMPANY BELIEVES ARE REASONABLE, BUT ARE SUBJECT TO A WIDE RANGE OF RISKS, AND ACTUAL RESULTS MAY DIFFER MATERIALLY. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER INCLUDE, BUT ARE NOT LIMITED TO: RISKS ASSOCIATED WITH IMPLEMENTING THE REVERSE-FORWARD STOCK SPLIT; RISKS THAT THE SHAREHOLDERS OF THE COMPANY MAY NOT APPROVE AND/OR THE COMPANY MAY NOT IMPLEMENT THE REVERSE-FORWARD STOCK SPLIT; AND RISKS ASSOCIATED WITH THE COMPANY'S INABILITY TO PREDICT THE EFFECT OF THE PROPOSAL OR ITS ENACTMENT ON THE PRICES OF EITHER ITS CLASS A SHARES OR ITS CLASS B SHARES.

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